UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37666	47-4668380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Howard Hughes Parkway, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2016 (the “Closing Date”), Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), through its wholly-owned subsidiary, PNK Development 33, LLC, a Delaware limited liability company, completed its previously announced transaction with GLP Capital, L.P., a Pennsylvania limited partnership (“GLPC”), pursuant to a Purchase Agreement with GLPC dated as of March 29, 2016 (the “Purchase Agreement”), in which the Company acquired the operations of The Meadows Racetrack and Casino located in Washington County, Pennsylvania (“Meadows”). GLPC is controlled by Gaming and Leisure Properties, Inc., a Pennsylvania corporation (“GLPI”) and real estate investment trust. The Company received the final regulatory clearance to complete the transaction from the Pennsylvania Gaming Control Board on September 7, 2016, following the earlier approval by the Pennsylvania Harness Racing Commission in August 2016.

On the Closing Date, the Company acquired all of the equity interests of each of Washington Trotting Association, LLC, a Delaware limited liability company, Mountain Laurel Racing, Inc., a Delaware corporation, and CCR Pennsylvania Food Service, Inc., a Pennsylvania corporation, for a purchase price of approximately $138 million, subject to a working capital adjustment. These entities directly and indirectly own and conduct the operations of the Meadows’ gaming entertainment and harness racing business and the Meadows Harmar Township off-track betting facility.

Immediately following the Company’s acquisition of the operations of the Meadows, GLPC acquired the membership interests of PA Meadows, LLC from PA MezzCo, LLC, a subsidiary of Cannery Casino Resorts, LLC. GLPC acquired ownership of the entities that own all of the land and buildings related to the Meadows.

Concurrently with the closing of the Purchase Agreement, PNK Development 33, LLC entered into a Lease with PA Meadows, LLC and its subsidiaries, WTA II, Inc., and CCR Pennsylvania Racing, Inc., collectively as lessor, pursuant to which PNK Development 33, LLC, as lessee, leases the underlying real property of the Meadows and the Harmar off-track betting facility under a triple-net lease (the “Lease”). The Lease provides for an initial annual rent of $25.4 million, divided between a base rent and a percentage rent, subject to annual escalation in the base rent in the future. The Lease has an initial 10-year term and may be extended for three five-year renewal terms and one final four-year renewal term, for a total of 29 years.

In addition to the Meadows, the Company owns and operates its other fourteen gaming entertainment businesses subject to a 35-year triple net Master Lease with GLPI, which has an initial annual rent of $377 million, and an initial term of 10-years with five, five-year extension periods at the Company’s option.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On September 7, 2016, the Company issued a press release announcing that the Pennsylvania Gaming Control Board and the Pennsylvania Harness Racing Commission had approved the closing of the Meadows transaction. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Lease dated September 9, 2016, by and between PNK Development 33, LLC, PA Meadows, LLC, WTA II, Inc., and CCR Pennsylvania Racing, Inc.

Exhibit 99.1	Press Release dated September 7, 2016, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: September 13, 2016	By:	/s/ Elliot D. Hoops
Elliot D. Hoops Vice President and Legal Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1	Lease dated September 9, 2016, by and between PNK Development 33, LLC, PA Meadows, LLC, WTA II, Inc., and CCR Pennsylvania Racing, Inc.

Exhibit 99.1	Press Release dated September 7, 2016, issued by Pinnacle Entertainment, Inc.